ADDENDUM (to Free Writing Prospectuses listed in Annex A hereto and Prospectus dated January 13, 2009)

UBS AG

Debt Securities

When we initially offered your securities, we prepared a free writing prospectus and related prospectus supplement relating to your securities, which is listed in Annex A hereto according to the date of the free writing prospectus, the title of your securities and the CUSIP number for your securities. We delivered the original free writing prospectus and related prospectus supplement relating to your securities attached to a “base” prospectus dated March 27, 2006.

We have now prepared a new “base” prospectus dated January 13, 2009 and a new related prospectus supplement dated January 13, 2009. This new base prospectus replaces the base prospectus dated March 27, 2006 and the new related prospectus supplement replaces the original prospectus supplement, as indicated in Annex A.

As a result, you should read the original free writing prospectus for your securities listed in Annex A, together with the new related prospectus supplement dated January 13, 2009, as indicated in Annex A, and the new base prospectus dated January 13, 2009. When you read these documents, please note that all references in the original free writing prospectus and related prospectus supplement to the base prospectus dated March 27, 2006, or to any sections of that base prospectus, should refer instead to the new base prospectus dated January 13, 2009, or to the corresponding section of that new base prospectus. Also all reference in the free writing prospectus to the original prospectus supplement should be read to refer instead to the new prospectus supplement, as listed in Annex A.

In addition, please disregard the table of contents for the base prospectus dated March 27, 2006 that is provided in the original related prospectus supplement, for your securities. A table of contents for the new base prospectus is provided on page 2 of the new base prospectus.

UBS Investment Bank	UBS Financial Services Inc.

Addendum dated January 13, 2009

ANNEX A

Date of
Free Writing	Title of Free Writing Prospectus and related
Prospectus	Prospectus Supplement	CUSIP Number

December 29, 2008	Return Optimization Securities: $ • Securities linked to the S&P 500® Index due on or about February 3, 2010	90264M756
Return Optimization Securities product supplement dated December 20, 2007 replaced by Return Optimization Securities product supplement dated January 13, 2009:
http://www.sec.gov/Archives/edgar/data/1114446/
000139340109000075/v136613_690288-424b2.htm
Index supplement dated August 27, 2007 replaced by Index Supplement dated January 13, 2009: http://www.sec.gov/Archives/edgar/data/1114446/ 000139340109000044/v128784_690258-424b2.htm
January 6, 2009	Barrier Optimization Securities with Partial Protection: $ • Securities linked to the S&P 500® Index due on or about January 25, 2010	90264M764
Barrier Optimization Securities with Partial Protection product supplement dated December 31, 2008 replaced by Barrier Optimization Securities with Partial Protection product supplement dated January 13, 2009:
http://www.sec.gov/Archives/edgar/data/1114446/
000139340109000072/v136652_690298-424b2.htm
Index supplement dated August 27, 2007 replaced by index supplement dated January 13, 2009: http://www.sec.gov/Archives/edgar/data/1114446/ 000139340109000044/v128784_690258-424b2.htm
January 6, 2009	Return Optimization Securities with Partial Protection: $ • Securities linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Energy USD Excess Return due on or about July 30, 2010	90264M772
Return Optimization Securities with Partial Protection product supplement dated March 28, 2008 replaced by Return Optimization Securities with Partial Protection product supplement dated January 13, 2009:
http://www.sec.gov/Archives/edgar/data/1114446/
000139340109000073/v136614_690289-424b2.htm
Index supplement dated August 27, 2007 replaced by index supplement dated January 13, 2009: http://www.sec.gov/Archives/edgar/data/1114446/ 000139340109000044/v128784_690258-424b2.htm
January 9, 2009	100% Principal Protection Notes: $ • Notes with Interest Linked to the Year-Over-Year Change in the Consumer Price Index due on or about January 31, 2012	90261KPG9

A-1

Date of
Free Writing	Title of Free Writing Prospectus and related
Prospectus	Prospectus Supplement	CUSIP Number

January 9, 2009	Yield Optimization Notes with Contingent Protection: $ • Notes linked to Standard & Poor’s Depositary Receipts® due on or about July 31, 2009	90264M780
Yield Optimization Notes with Contingent Protection product supplement dated September 12, 2008 replaced by Yield Optimization Notes with Contingent Protection product supplement dated January 13, 2009:
http://www.sec.gov/Archives/edgar/data/1114446/
000139340109000051/v136619_690294-424b2.htm
January 9, 2009	100% Principal Protection Absolute Return Barrier Notes: $ • Notes Linked to the S&P 500® Index due on or about January 31, 2011	90264M871
Principal Protection Absolute Return Barrier Notes product supplement dated September 29, 2008 replaced by Principal Protection Absolute Return Barrier Notes product supplement dated January 13, 2009:
http://www.sec.gov/Archives/edgar/data/1114446/
000139340109000071/v136612_690287-424b2.htm
Index supplement dated August 27, 2007 replaced by Index Supplement dated January 13, 2009: http://www.sec.gov/Archives/edgar/data/1114446/ 000139340109000044/v128784_690258-424b2.htm

A-2